Exhibit 99.1

Commerce Announces Third Quarter 2025 Financial Results

Third Quarter Total Revenue of $86.0 Million, an Increase of 3% Versus Prior Year. Total ARR of $355.7 Million, an Increase of 2% Versus Prior Year. Enterprise ARR of $269.2 Million, an Increase of 5% Versus Prior Year

AUSTIN, Texas – November 6, 2025 – Commerce.com, Inc. (Nasdaq: CMRC) (formerly BigCommerce Holdings, Inc.), a provider of an open, intelligent ecosystem of technology solutions that empower businesses to unlock data potential and deliver seamless, personalized experiences at scale, today announced financial results for its third quarter ended September 30, 2025.

“The third quarter marked another strong step forward in our transformation, with revenue in line with guidance and profitability and cash flow exceeding expectations,” said Travis Hess, CEO of Commerce. “We are now squarely in execution mode, scaling sustainable growth across core offerings and leaning into strategic partnerships with AI leaders like Perplexity, Google, and PayPal to power agentic commerce. As buyer behavior shifts, our differentiated approach, flexible platform, enriched data and AI-enabled experiences, are driving real momentum across B2B and B2C.”

Third Quarter Financial Highlights:

•
Total revenue was $86.0 million, up 3% compared to the three months ended September 30, 2024.
•
Total annual revenue run-rate (“ARR”) as of September 30, 2025 was $355.7 million, up 2% compared to September 30, 2024.
•
Subscription solutions revenue was $64.7 million, up 3% compared to the three months ended September 30,2024.
•
ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $269.2 million as of September 30, 2025, up 5% from September 30, 2024.
•
ARR from Enterprise Accounts as a percent of total ARR was 76% as of September 30, 2025, compared to 74% as of September 30, 2024.
•
GAAP gross margin was 78%, compared to 76% in the three months ended September 30,2024. Non-GAAP gross margin was 79%, compared to 78% in the three months ended September 30,of 2024.

Other Key Business Metrics

•
Number of enterprise accounts was 5,751, down 2% compared to the three months ended September 30, 2024.
•
Average revenue per account (“ARPA”) of enterprise accounts was $46,806, up 7% compared to the three months ended September 30, 2024.
•
Revenue in the United States grew by 2% compared to the three months ended September 30, 2024.
•
Revenue in EMEA grew by 9% and revenue in APAC declined by 3% compared to the three months ended September 30, 2024.

Loss from Operations and Non-GAAP Operating Income

•
GAAP loss from operations was ($0.4) million, compared to ($19.2) million in the three months ended September 30, 2024.
•
Non-GAAP operating income was $8.0 million, compared to $4.3 million in the three months ended September 30, 2024.

Exhibit 99.1

GAAP Net Loss, Non-GAAP Net Income and Earnings Per Share

•
GAAP net loss was ($2.2) million, compared to ($7.0) million in the three months ended September 30, 2024.
•
Non-GAAP net income was $6.2 million or 7% of revenue, compared to $4.4 million or 5% of revenue in the three months ended September 30, 2024.
•
GAAP basic net loss per share was ($0.03) based on 80.8 million shares of weighted average shares outstanding, compared to ($0.09) based on 77.9 million shares of weighted average shares outstanding in the three months ended September 30, 2024.
•
Non-GAAP basic net income per share was $0.08 based on 80.8 million shares of weighted average shares outstanding, compared to $0.06 based on 77.9 million shares of weighted average shares outstanding in the three months ended September 30, 2024.

Adjusted EBITDA

•
Adjusted EBITDA was $8.8 million, compared to $5.4 million in the three months ended September 30, 2024.

Cash

•
Cash, cash equivalents, restricted cash, and marketable securities totaled $143.2 million as of September 30, 2025.
•
In the three months ended September 30, 2025, net cash provided by operating activities was $10.6 million, compared to $5.6 million provided by operating activities for the same period in 2024. We reported free cash flow of $7.6 million in the three months ended September 30, 2025.

Business Highlights:

Corporate Highlights

•
The Company announced the availability of Feedonomics Surface, a new solution that simplifies and automates the process of connecting product catalogs to important advertising channels like Google Shopping and Meta. Feedonomics Surface provides Feedonomics' powerful data optimization and automation tools directly to merchants so they can improve their return on advertising spending with a stronger data feed.
•
The Company announced a new embedded payment processing solution available exclusively to BigCommerce merchants. Powered by PayPal, BigCommerce Payments is slated for a U.S. launch in 2026, with international expansion planned in subsequent phases.
•
The Company announced a new agentic commerce feature with seamless agentic checkout through Commerce’s integration with PayPal, enabling pilot merchants to participate in seamless agentic checkout experiences.
•
The Company announced it is releasing two new Feedonomics applications in the Shopify App Store: Feedonomics for Advertising and Feedonomics for Listings & Orders. These apps provide a robust, formalized foundation that empowers merchants and partners to manage complex, cross-platform operations and scale their business with greater ease.

Exhibit 99.1

Customer Highlights

•
Mountain Warehouse, a leading outdoor clothing and equipment retailer, launched its European Union storefront with additional storefronts planned. Mountain Warehouse built a composable storefront with Catalyst and featuring multi-storefront, custom checkout and multi-language functionality.
•
LCA Franchising, a laser, skin care & cosmetic clinic, launched four Catalyst storefronts across Australia, New Zealand, UK and Canada, leveraging BigCommerce agency partner Aligent.
•
F&C Distributors launched its first B2B ecommerce store, updating its operations which had previously been done entirely offline. They integrated with Quickbooks using Webgility and are now working on launching two B2C stores.
•
DriveDen, one of the UK’s leading retailers of premium car travel accessories, has become one of the first businesses in the country to launch an ecommerce site on Catalyst, the next generation storefront technology from leading ecommerce platform BigCommerce. The project was delivered in partnership with Nottingham-based digital agency Rusty Monkey.

Q4 and 2025 Financial Outlook:

For the fourth quarter of 2025, we currently expect:

•
Total revenue between $87.8 million to $92.8 million.
•
Non-GAAP operating income is expected to be between $4.3 million to $9.3 million.

For the full year 2025, we currently expect:

•
Total revenue between $340.6 million and $345.6 million.
•
Non-GAAP operating income between $24.7 million and $29.7 million.

Our fourth quarter and 2025 financial outlook is based on a number of assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

We do not provide guidance for loss from operations , the most directly comparable GAAP measure to Non-GAAP operating income, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating income and Non-GAAP income per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

The financial results and business highlights will be discussed on a conference call and webcast scheduled at 7:00 a.m. CT (8:00 a.m. ET) on Thursday, November 6, 2025. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “Commerce conference call.” The live webcast of the conference call can be accessed from Commerce’s investor relations website at http://investors.commerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, November 13, 2025, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 6059610. A webcast replay will also be available at http://investors.commerce.com for 12 months.

Exhibit 99.1

About Commerce

Commerce (Nasdaq: CMRC) empowers businesses to innovate, grow, and thrive by providing an open, AI-driven commerce ecosystem. As the parent company of BigCommerce, Feedonomics, and Makeswift, Commerce connects the tools and systems that power growth, enabling businesses to unlock the full potential of their data, deliver seamless and personalized experiences across every channel, and adapt swiftly to an ever-changing market. Trusted by leading businesses like Coldwater Creek, Cole Haan, Harvey Nichols, King Arthur Baking Co., Mizuno, Perry Ellis, SportsShoes and Uplift Desk, Commerce delivers the storefront control, optimized data, and AI-ready tools businesses need to grow, serve diverse buyers, and operate with confidence in an increasingly intelligent, multi-surface world. For more information, visit commerce.com or follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our ability to successfully execute our rebranding initiative, our increased focus on AI enablement, market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q3 and fiscal 2025 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Commerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Commerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our

Exhibit 99.1

consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and non-enterprise plans.

Average Revenue Per Account

We calculate average revenue per account (“ARPA”) for accounts in the Enterprise cohort at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of gross merchandise volume (“GMV”) processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition related costs, restructuring charges, depreciation, gain on convertible notes extinguishment, interest income, interest expense, other expense, and our provision or benefit for income taxes. Acquisition related costs include contingent compensation arrangements entered into in connection with acquisitions and achieved earnout related to an acquisition.

Restructuring charges include severance benefits, right-of-use asset impairments, lease termination gain, software impairments, accelerated depreciation and amortization, and professional services costs.

Depreciation includes depreciation expenses related to the Company's fixed assets.

The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Income (Loss)

We define Non-GAAP Operating Income (Loss) as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition related costs, and restructuring charges. The most directly comparable GAAP measure is our loss from operations.

Exhibit 99.1

Non-GAAP Net Income (Loss)

We define Non-GAAP Net Income (Loss) as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition related costs, restructuring charges, and gain on convertible notes extinguishment. The most directly comparable GAAP measure is our net loss.

Non-GAAP Basic and Dilutive Net Income (Loss) per Share

We define Non-GAAP Basic and Dilutive Net Income (Loss) per Share as our Non-GAAP net income (loss), defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our basic net loss per share.

Free Cash Flow

We define Free Cash Flow as our GAAP cash flow provided by operating activities less our cash paid for website domain name and GAAP purchases of property, equipment, leasehold improvements and capitalized internal-use software (Capital Expenditures). The most directly comparable GAAP measure is our cash flow provided by operating activities.

BigCommerce,® the Commerce logo, and other brands are the trademarks or registered trademarks of BigCommerce Pty. Ltd. Third-party trademarks and service marks are the property of their respective owner.

Media Relations Contact Investor Relations Contact

Brad Hem Tyler Duncan

PR@Commerce.com InvestorRelations@Commerce.com

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$49,912	$88,877
Restricted cash	1,164	1,479
Marketable securities	92,114	89,283
Accounts receivable, net	48,234	48,117
Prepaid expenses and other assets, net	17,720	14,641
Deferred commissions	6,808	8,822
Total current assets	215,952	251,219
Property and equipment, net	11,196	9,128
Operating lease, right-of-use-assets	7,470	1,993
Prepaid expenses and other assets, net of current portion	6,181	3,146
Deferred commissions, net of current portion	3,733	5,559
Intangible assets, net	13,006	17,317
Goodwill	51,927	51,927
Total assets	$309,465	$340,289
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,530	$7,018
Accrued liabilities	4,485	3,194
Deferred revenue	59,179	46,590
Operating lease liabilities	1,540	2,438
Other liabilities	26,258	28,766
Total current liabilities	100,992	88,006
Convertible notes	157,298	216,466
Operating lease liabilities, net of current portion	7,047	1,680
Other liabilities, net of current portion	1,293	768
Total liabilities	266,630	306,920
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	675,285	654,905
Accumulated other comprehensive income	209	145
Accumulated deficit	(632,666)	(621,688)
Total stockholders’ equity	42,835	33,369
Total liabilities and stockholders’ equity	$309,465	$340,289

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Revenue	$86,029	$83,710	$252,832	$245,899
Cost of revenue (1)	18,595	19,863	53,318	58,113
Gross profit	67,434	63,847	199,514	187,786
Operating expenses:
Sales and marketing(1)	36,281	33,140	101,718	99,997
Research and development(1)	17,464	20,841	54,980	61,116
General and administrative(1)	12,141	16,435	41,640	46,800
Amortization of intangible assets	1,900	2,434	6,755	7,353
Acquisition related costs	0	334	444	1,001
Restructuring charges	83	9,880	3,609	12,452
Total operating expenses	67,869	83,064	209,146	228,719
Loss from operations	(435)	(19,217)	(9,632)	(40,933)
Gain on convertible note extinguishment	0	12,110	3,931	12,110
Interest income	1,184	2,433	3,655	8,807
Interest expense	(2,478)	(1,908)	(7,543)	(3,348)
Other expense	(302)	(142)	(432)	(585)
Loss before provision for income taxes	(2,031)	(6,724)	(10,021)	(23,949)
Provision for income taxes	(212)	(269)	(957)	(691)
Net loss	$(2,243)	$(6,993)	$(10,978)	$(24,640)
Basic net loss per share	$(0.03)	$(0.09)	$(0.14)	$(0.32)
Shares used to compute basic net loss per share	80,756	77,869	79,911	77,319

(1) Amounts include stock-based compensation expense and associated payroll tax costs, as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Cost of revenue	$577	$1,114	$2,043	$2,798
Sales and marketing	1,718	3,327	5,313	8,332
Research and development	2,046	3,766	7,828	10,515
General and administrative	2,104	2,685	4,005	7,859

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Cash flows from operating activities
Net loss	$(2,243)	$(6,993)	$(10,978)	$(24,640)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,725	3,484	10,851	10,482
Amortization of discount on convertible notes	167	344	519	1,338
Amortization of premium on convertible notes	(414)	(240)	(1,224)	(240)
Stock-based compensation expense	6,327	10,159	18,772	28,556
Provision for expected credit losses	(229)	1,289	2,299	3,002
Real estate and internal-use software charges	0	3,031	0	3,031
Gain on lease modification	0	(988)	0	(988)
Gain on convertible notes extinguishment	0	(12,110)	(3,931)	(12,110)
Changes in operating assets and liabilities:
Accounts receivable	3,740	445	(2,245)	(8,933)
Prepaid expenses and other assets	(3,359)	2,041	(6,284)	979
Deferred commissions	1,158	389	3,840	198
Accounts payable	1,012	1,022	2,134	(223)
Accrued and other liabilities	(1,772)	(235)	(1,831)	(668)
Deferred revenue	3,441	3,935	12,589	14,110
Net cash provided by operating activities	10,553	5,573	24,511	13,894
Cash flows from investing activities:
Cash paid for website domain name	0	0	(2,444)	0
Cash paid for acquisition	0	0	0	(100)
Purchase of property, equipment, leasehold improvements and capitalized internal-use software	(2,967)	(1,064)	(5,443)	(2,934)
Maturity of marketable securities	40,500	59,670	82,079	151,635
Purchase of marketable securities	(44,329)	(49,355)	(84,846)	(85,957)
Net cash provided by (used in) investing activities	(6,796)	9,251	(10,654)	62,644
Cash flows from financing activities:
Proceeds from exercise of stock options	440	238	3,509	1,483
Taxes paid related to net share settlement of stock options	(550)	(1,086)	(1,901)	(2,411)
Payment of convertible note issuance costs	0	(2,520)	(217)	(2,520)
Repayment of convertible notes and financing obligation	0	(108,709)	(54,528)	(108,980)
Net cash used in financing activities	(110)	(112,077)	(53,137)	(112,428)
Net change in cash and cash equivalents and restricted cash	3,647	(97,253)	(39,280)	(35,890)
Cash and cash equivalents and restricted cash, beginning of period	47,429	134,208	90,356	72,845
Cash and cash equivalents and restricted cash, end of period	$51,076	$36,955	$51,076	$36,955
Supplemental cash flow information:
Cash paid for interest	$0	$2,018	$5,685	$2,463
Cash paid for taxes	$84	$93	$563	$275
Noncash investing and financing activities:
Capital additions, accrued but not paid	$805	$106	$805	$224
Fair value of shares issued as consideration for acquisition	$0	$0	$0	$248
Right-of-use asset obtained in exchange for new operating lease liability	$698	$0	$6,213	$0
Principal amount of 2028 Convertible Notes exchanged	$0	$150,000	$0	$150,000

Exhibit 99.1

Commerce.com, Inc.

Disaggregation of Revenue

Disaggregated Revenue:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2025	2024	2025	2024
Subscription solutions	$64,703	$62,826	$190,473	$185,582
Partner and services	21,326	20,884	62,359	60,317
Revenue	$86,029	$83,710	$252,832	$245,899

Revenue by Geography:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2025	2024	2025	2024
Revenue:
United States	$65,199	$63,682	$192,019	$187,249
EMEA	10,597	9,709	30,566	28,182
APAC	6,220	6,426	18,373	19,023
Rest of World	4,013	3,893	11,874	11,445
Revenue	$86,029	$83,710	$252,832	$245,899

Exhibit 99.1

Commerce.com, Inc

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

(unaudited)

Reconciliation of loss from operations to Non-GAAP operating income:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$86,029	$83,710	$252,832	$245,899

Loss from operations	$(435)	$(19,217)	$(9,632)	$(40,933)
Plus:
Stock-based compensation expense and associated payroll tax costs	6,445	10,892	19,189	29,504
Amortization of intangible assets	1,900	2,434	6,755	7,353
Acquisition related costs	0	334	444	1,001
Restructuring charges	83	9,880	3,609	12,452
Non-GAAP operating income	$7,993	$4,323	$20,365	$9,377
Non-GAAP operating income as a percentage of revenue	9.3%	5.2%	8.1%	3.8%

Reconciliation of net loss & basic net loss per share to Non-GAAP net income & Non-GAAP basic and diluted net income per share:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$86,029	$83,710	$252,832	$245,899

Net loss	$(2,243)	$(6,993)	$(10,978)	$(24,640)
Plus:
Stock-based compensation expense and associated payroll tax costs	6,445	10,892	19,189	29,504
Amortization of intangible assets	1,900	2,434	6,755	7,353
Acquisition related costs	0	334	444	1,001
Restructuring charges	83	9,880	3,609	12,452
Gain on convertible notes extinguishment	0	(12,110)	(3,931)	(12,110)
Non-GAAP net income	$6,185	$4,437	$15,088	$13,560
Basic net loss per share	$(0.03)	$(0.09)	$(0.14)	$(0.32)
Non-GAAP basic net income per share	$0.08	$0.06	$0.19	$0.18
Non-GAAP diluted net income per share	$0.08	$0.06	$0.19	$0.17
Shares used to compute basic net loss per share and basic Non-GAAP net income per share	80,756	77,869	79,911	77,319
Shares used to compute diluted Non-GAAP net income per share	81,311	79,401	80,901	79,184
Non-GAAP net income as a percentage of revenue	7.2%	5.3%	6.0%	5.5%

Exhibit 99.1

Reconciliation of net loss to adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$86,029	$83,710	$252,832	$245,899

Net loss	$(2,243)	$(6,993)	$(10,978)	$(24,640)
Plus:
Stock-based compensation expense and associated payroll tax costs	6,445	10,892	19,189	29,504
Amortization of intangible assets	1,900	2,434	6,755	7,353
Acquisition related costs	0	334	444	1,001
Restructuring charges	83	9,880	3,609	12,452
Depreciation	825	1,050	3,015	3,129
Gain on convertible notes extinguishment	0	(12,110)	(3,931)	(12,110)
Interest income	(1,184)	(2,433)	(3,655)	(8,807)
Interest expense	2,478	1,908	7,543	3,348
Other expenses	302	142	432	585
Provision for income taxes	212	269	957	691
Adjusted EBITDA	$8,818	$5,373	$23,380	$12,506
Adjusted EBITDA as a percentage of revenue	10.3%	6.4%	9.2%	5.1%

Reconciliation of Cost of revenue to Non-GAAP cost of revenue:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$86,029	$83,710	$252,832	$245,899

Cost of revenue	$18,595	$19,863	$53,318	$58,113
Less:
Stock-based compensation expense and associated payroll tax costs	577	1,114	2,043	2,798
Non-GAAP cost of revenue	$18,018	$18,749	$51,275	$55,315
As a percentage of revenue	20.9%	22.4%	20.3%	22.5%

Exhibit 99.1

Reconciliation of Sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$86,029	$83,710	$252,832	$245,899

Sales and marketing	$36,281	$33,140	$101,718	$99,997
Less:
Stock-based compensation expense and associated payroll tax costs	1,718	3,327	5,313	8,332
Non-GAAP sales and marketing	$34,563	$29,813	$96,405	$91,665
As a percentage of revenue	40.2%	35.6%	38.1%	37.3%

Reconciliation of Research and development expense to Non-GAAP research and development expense:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$86,029	$83,710	$252,832	$245,899

Research and development	$17,464	$20,841	$54,980	$61,116
Less:
Stock-based compensation expense and associated payroll tax costs	2,046	3,766	7,828	10,515
Non-GAAP research and development	$15,418	$17,075	$47,152	$50,601
As a percentage of revenue	17.9%	20.4%	18.6%	20.6%

Reconciliation of General and administrative expense to Non-GAAP general and administrative expense:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$86,029	$83,710	$252,832	$245,899

General & administrative	$12,141	$16,435	$41,640	$46,800
Less:
Stock-based compensation expense and associated payroll tax costs	2,104	2,685	4,005	7,859
Non-GAAP general & administrative	$10,037	$13,750	$37,635	$38,941
As a percentage of revenue	11.7%	16.4%	14.9%	15.8%

Exhibit 99.1

Reconciliation of net cash provided by operating activities to free cash flow:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
(in thousands)
Net cash provided by operating activities	$10,553	$5,573	$24,511	$13,894
Cash paid for website domain name	0	0	(2,444)	0
Purchase of property, equipment, leasehold improvements and capitalized internal-use software	(2,967)	(1,064)	(5,443)	(2,934)
Free cash flow	$7,586	$4,509	$16,624	$10,960